Exhibit 21.1

Subsidiaries of American Assets Trust, Inc.

The following list sets forth American Assets Trust, Inc.’s subsidiaries upon consummation of the initial public offering of American Assets Trust, Inc.

Name	Jurisdiction of Formation / Incorporation
ABW 2181 Holdings LLC	Hawaii
ABW Holdings LLC	Delaware
ABW Lewers LLC	Hawaii
Alamo Stonecrest Holdings, LLC	Delaware
Alamo Vista Holdings, LLC	Delaware
American Assets Services, Inc.	Delaware
American Assets Trust Management, LLC	Delaware
American Assets Trust, L.P.	Maryland
Beach Walk Holdings LLC	Delaware
Broadway 101 Sorrento Holdings, LLC	Delaware
Broadway 101 Stonecrest Holdings, LLC	Delaware
Broadway 225 Sorrento Holdings, LLC	Delaware
Broadway 225 Stonecrest Holdings, LLC	Delaware
Carmel Country Plaza, L.P.	California
Del Monte—DMCH, LLC	Delaware
Del Monte—DMSJH, LLC	Delaware
Del Monte—KMBC, LLC	Delaware
Del Monte—POH, LLC	Delaware
Del Monte Center Holdings LLC	Delaware
Del Monte San Jose Holdings, LLC	California
EBW Hotel LLC	Hawaii
ICW Plaza Holdings, LLC	Delaware
ICW Plaza Merger Sub LLC	Delaware
ICW Valencia Holdings Assets, Inc.	California
ICW Valencia Holdings, LLC	California
ICW Valencia LLC	Delaware
Imperial Strand Holdings, LLC	Delaware
Imperial Strand LLC	Delaware
Kearny Mesa Business Center LLC	Delaware
King Desert Hillside, LLC	California
King Desert Oceanside, LLC	California
King Street Assets LLC	Delaware
King Street Holdings, LP	California
Landmark FireHill Holdings, LLC	Delaware
Landmark Venture Holdings, LLC	Delaware
Landmark Venture JV, LLC	Delaware
Loma Palisades GP LLC	Delaware
Loma Palisades, a California general partnership	California
Mariner’s Point Holdings, LLC	Delaware
Mariner’s Point, LLC	California
Pacific Carmel Mountain Assets LLC	Delaware
Pacific Carmel Mountain Holdings, L.P.	California
Pacific Del Mar Assets LLC	Delaware
Pacific Firecreek Holdings, LLC	Delaware
Pacific North Court GP LLC	Delaware

Name	Jurisdiction of Formation / Incorporation
Pacific North Court Holdings, L.P.	California
Pacific Oceanside Holdings LLC	Delaware
Pacific Santa Fe Assets LLC	Delaware
Pacific Santa Fe Holdings, L.P.	California
Pacific Solana Beach Assets LLC	Delaware
Pacific Solana Beach Holdings, L.P.	California
Pacific Sorrento Valley Assets II LLC	Delaware
Pacific Sorrento Valley Holdings II, L.P.	California
Pacific South Court Assets LLC	Delaware
Pacific South Court Holdings, L.P.	California
Pacific Stonecrest Holdings LLC	Delaware
Pacific Torrey Daycare Assets LLC	Delaware
Pacific Torrey Daycare Holdings, L.P.	California
Pacific Torrey Reserve West Assets, Inc.	California
Pacific Torrey Reserve West Holdings, L.P.	California
Pacific VC Holdings, LLC	Delaware
Pacific Waikiki Assets LLC	Delaware
Pacific Waikiki Holdings, L.P.	California
Rancho Carmel Holdings, LLC	Delaware
Rancho Carmel Plaza LLC	Delaware
SB Corporate Centre III-IV, LLC	Delaware
SB Corporate Centre, LLC	California
SB Towne Centre, LLC	California
SBCC Assets, Inc.	California
SBCC Holdings, LLC	Delaware
SBTC Assets, Inc.	California
SBTC Holdings, LLC	Delaware
Southbay Marketplace Holdings, LLC	Delaware
Vista Hacienda LLC	Delaware
Waikele 101 Sorrento, LLC	Delaware
Waikele 101 Stonecrest, LLC	Delaware
Waikele 225 Sorrento, LLC	Delaware
Waikele 225 Stonecrest, LLC	Delaware
Waikele Reserve West Holdings, LLC	Delaware
Waikele Venture Holdings, LLC	Delaware
Waikiki Beach Walk Hotel Lessee, LLC	Delaware